Exhibits 5.2 and 23.2

[Letterhead of Bingham McCutchen LLP]

February 5, 2010

GS Mortgage Securities Corp.
200 West Street
New York, New York 10282

Re:          GS Mortgage Securities Corp.
Registration Statement on Form S-3
File No. 333-139817

Ladies and Gentlemen:

We have acted as special counsel to GS Mortgage Securities Corp., a Delaware corporation (the “Company”), in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”) relating to the proposed offering from time to time in one or more series (each, a “Series”) by one or more trusts of mortgage-backed certificates (the “Certificates”) and mortgage-backed notes (the “Notes” and together with the Certificates, the “Securities”). The Registration Statement has been filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). As set forth in the Registration Statement, each Series of Certificates is to be issued under and pursuant to the terms of a master servicing and trust agreement, which incorporates by reference the related standard terms to master servicing and trust agreement (a “Trust Agreement”) among the Company, as depositor, an independent trustee  (the “Trustee”), a securities administrator, a master servicer, and a custodian, to be identified in the prospectus supplement for the related Series of Certificates.  Also as set forth in the Registration Statement, each Series of Notes is to be issued under and pursuant to the terms of an indenture (an “Indenture”) between a trust (the “Issuing Entity”) and an independent indenture trustee (the “Indenture Trustee”), each to be identified in the prospectus supplement for the related Series of Notes, which Issuing Entity is to be formed pursuant to a trust agreement between the Company and an owner trustee (the “Owner Trustee”), also to be identified in such prospectus supplement.

As such counsel, we have examined and relied upon originals or copies of such corporate records, documents, agreements or other instruments of the Company as we consider appropriate.  As to all matters of fact, we have entirely relied upon certificates of officers of the Company and of public officials, and have assumed, without independent inquiry, the accuracy of those certificates.  In connection with this opinion, we have also examined and relied upon the Registration Statement, the prospectus and forms of prospectus supplement included therein.  In our examination, we have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form, and the legal competence of each individual executing any document.

Each opinion set forth below relating to the binding effect of the Securities is subject to the following general qualifications:

(i)
the enforceability of any obligation of the Issuing Entity or otherwise may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, marshalling or other laws and rules affecting the enforcement generally of creditors’ rights and remedies (including such as may deny giving effect to waivers of debtors’ or guarantors’ rights); and

(ii)
the enforcement of any rights may in all cases be subject to an implied duty of good faith and general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

This opinion letter is limited solely to (i) the Delaware General Corporation Law, as applied by courts located in Delaware, the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting those laws and (ii) the internal, substantive laws of the State of New York as applied by courts located in New York without regard to choice of law.

Based upon and subject to the foregoing, we are of the opinion that:

1.
Each Series of Certificates, when duly authorized by all requisite corporate action of the Company, executed and authenticated by the Trustee in accordance with the provisions of the Trust Agreement, and delivered against payment of the purchase price therefor as described in the Registration Statement, will be duly and validly issued and outstanding, and the holders thereof will be entitled to the benefits of the Trust Agreement and enforceable in accordance with their terms.

2.
Each Series of Notes, when duly authorized by all requisite action on the part of the Issuing Entity, executed and authenticated by the Indenture Trustee in accordance with the terms of the Indenture, and delivered against payment of the purchase price therefor as described in the Registration Statement, will be entitled to the benefits of the Indenture and enforceable against the Issuing Entity in accordance with their terms.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the references to this firm in the Prospectus, under the heading “Legal Matters.”  In rendering the foregoing opinions and giving such consent, we do not admit that we are “experts” within the meaning of the Act.

Very truly yours,

/s/ BINGHAM McCUTCHEN LLP